Henderson Lease

SHOPPING CENTER LEASE

between

LANDLORD:
SOUTHRIM PROPERTIES, LLC
a Delaware limited liability company

and

TENANT

DREWS AUTO, INC.
a Nevada corporation
DBA: Auto Tech

For the Premises located at:

700 South Boulder Highway
Henderson, Nevada 89015

Dated as of **April 27, 1999**

Boulder Marketplace Lease

TABLE OF CONTENTS

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STANDARD SHOPPING CENTER LEASE

1. PARTIES. This Standard Shopping Center Lease (this "Lease"), dated **April 27, 1999** for reference purposes only, is made by and between **SOUTHRIM PROPERTIES, LLC, A Delaware limited liability company** ("Landlord"), and **Drews Auto, Inc., a Nevada corporation dba: Auto Tech** ("Tenant").

2. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all the conditions set forth herein, the premises, located at **700 South Boulder Highway, Henderson, Nevada 89015**, (the "Premises"), together with a nonexclusive right to use the Common Areas, as defined in **Paragraph 11.1**, within the shopping center commonly known as **Boulder Marketplace** (the "Shopping Center"). The location of the Premises and the parameters of the Common Areas and the Shopping Center are shown on **Exhibit "A"** attached hereto. The Premises shall be improved for occupancy by completion of the "Landlord's Work" and the "Tenant's Work", both as defined and detailed on **Exhibit "B"** attached hereto. All dimensions and areas quoted herein or in any exhibit attached hereto are approximate and are based on gross rentable area, rather than solely on areas designed for the exclusive use and occupancy of tenants.

3. **TERM.**

3.1 TERM. The term of this Lease shall be for a period of **ten (10) years** commencing on the earlier of: (i) the date Tenant opens for business; or (ii) **sixty (60) days** after Landlord delivers possession of the Premises to Tenant with Landlord's Work substantially complete ("Commencement Date") and expiring on **the last day of the 120th full calendar month thereafter** ("Expiration Date"), unless sooner terminated pursuant to any provision hereof ("Term"). **If Tenant takes possession of the Premises prior to the Commencement Date, Tenant shall be bound by all of the terms and conditions of this Lease; provided, however, Tenant's obligation to pay Monthly Base Rent shall commence on the Commencement Date.** ***Although this Lease shall be effective as of the Date of this Lease and shall continue thereafter during the Term as defined above, the Expiration Date shall be based on the Term but calculated from the first day of the calendar month following the Commencement Date. Therefore the Term shall provide for an Expiration Date that falls at the end of a month and provide for an actual Term that is the number of years provided by the Term plus any partial month during which the Commencement Date may fall. At Landlord's request, Tenant and Landlord, within 10 days after the Commencement Date, shall execute a certificate setting forth the actual Commencement Date, Expiration Date and Term, which certificate is attached as Exhibit "D".***

3.2 DELAY IN COMMENCEMENT. Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant. If Landlord shall not have delivered possession of the Premises within one hundred twenty (120) days from the Commencement Date and such delay is absent of force majeure or otherwise, Tenant may, at Tenant's option, by notice in writing received by Landlord within ten (10) days thereafter but before delivery of possession, cancel this Lease, in which event the parties shall be discharged

~~from all obligations hereunder. If Landlord, by reason of force majeure or otherwise, cannot deliver the Premises within one hundred fifty (150) days from the Commencement Date, Landlord or Tenant may, at their respective options, by notice in writing thereafter but before delivery of possession, cancel this Lease.~~

4. RENT.

4.1 MONTHLY BASE RENTAL. During the first year of the Term, Tenant shall pay to Landlord a monthly base rental of **Six Thousand Two Hundred and no/100 Dollars ($6,200.00)** (the "Monthly Base Rental"). On each anniversary of the Commencement Date, the Monthly Base Rental shall be increased in accordance with the provisions of **Paragraph 4.1a**. The Monthly Base Rental due hereunder shall be payable to Landlord by the first day of each month during the Term at the address stated herein or to such other persons or at such other places as Landlord may designate in writing and shall be paid in lawful money of the United States of America. The Tenant further agrees to pay Landlord, in addition to the rent as provided herein, all transaction privilege, sales, excise, rental and other taxes (except income taxes) imposed now or hereinafter imposed by any governmental authority upon the rentals and all other amounts herein provided to be paid by the Tenant. Said payment shall be in addition to and accompanying each Monthly Base Rental payment made by Tenant to Landlord.

The Monthly Base Rental set forth in this **Paragraph 4.1** is a negotiated figure and shall govern whether or not the actual gross rentable square footage of the Premises is the same as set forth in **Paragraph 12** hereof. Tenant shall have no right to withhold, deduct or offset any amount from the Monthly Base Rental or any other sum due hereunder even if the actual gross rentable square footage of the Premises is less than that set forth in **Paragraph 12**. Monthly Base Rental for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment.

4.1a: RENTS/FUTURE RENTS:

Period	Monthly Base Rental	Annual Base Rental	Period Base Rental
Yrs 1-3	$6,200.00	$74,400.00	$223,200.00
Yrs 3-6	$6,820.00	$81,840.00	$245,520.00
Yrs 6-9	$7,502.00	$90,024.00	$270,072.00
Yr 10	$8,252.20	$99,026.40	$ 99,026.40

~~4.2 CONSUMER PRICE INDEX INCREASES. Commencing on the first anniversary of the Commencement Date and on each subsequent anniversary thereof (the "Adjustment Date"), the Monthly Base Rental shall be increased by an amount equal to the percentage increase in the Consumer Price Index over the twelve (12) month period immediately preceding the Adjustment Date or ____%, whichever is greater. The adjusted Monthly Base Rental shall become the Monthly Base Rental for the next twelve (12) month period. The Consumer Price Index hereinabove referred to is the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, West Urban, All Items, 1982-84=100. Should the Bureau of Labor Statistics discontinue publication of the Consumer Price Index, then the computation of the adjustment of Monthly Base Rental during each period shall be the one the~~

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~~Bureau designates as providin~~ ~~.ne most accurate in comparison with~~ ~~sumer prices for each period of the Term.~~

4.3 PERCENTAGE RENTAL. During the Term, in addition to the Monthly Base Rental described in Paragraph 4.1, **Tenant shall not be required to pay to Landlord percentage rental** determined as set forth in this Paragraph 4.3, however, Tenant shall provide a **quarterly statement of Gross Receipts within twenty (20) days after the close of each calendar quarter and an annual statement within sixty (60) days after the close of each calendar year to** ~~Landlord by the 15th day of each calendar month a statement of Tenant's Gross Receipts for the preceding calendar month~~ (the "Gross Receipts") as defined below.

(a) ~~Beginning on the Commencement Date, Tenant shall pay to Landlord as Percentage Rental for each calendar year of the Term, or fractional period thereof, a sum equal to none 0) (the "Percentage Rental Rate") of Gross Receipts (as defined below) for such year in excess of the "Break Point". Break Point means the total Base Monthly Rental payable during each calendar year divided by the Percentage Rental Rate. Percentage Rental is due and payable on or before the 15th day of each calendar month in monthly installments in arrears, without setoff, deduction or demand of any kind, commencing on the 15th day of the calendar month following the calendar month in which Tenant's Gross Receipts for the applicable calendar year first exceed the Break Point. The Percentage Rental due and payable each month is equal to the product obtained by multiplying (i) the amount by which Tenant's total year-to-date Gross Receipts exceed the Break Point, by (ii) the Percentage Rental Rate; and then deducting from such product the amount of any Percentage Rental previously paid by Tenant during the applicable calendar year. Tenant shall provide to Landlord by the 15th day of each calendar month a statement of Tenant's Gross Receipts for the preceding calendar month, and each such statement shall be accompanied by the payment of any Percentage Rental due, if any. Tenant shall deliver to Landlord not later than 30 days after the end of each calendar year and after the expiration or earlier termination of the Term a statement of Gross Receipts and Percentage Rental for the preceding calendar year or portion thereof, accompanied by a signed opinion of an independent certified public accountant that such statement accurately represents Gross Receipts and Percentage Rental for such period. If Tenant shall have paid to Landlord an amount greater than Tenant is required to pay as Percentage Rental for such period, Tenant will be entitled to a credit against Tenant's next installment of Percentage Rental in the amount of such excess. If Tenant shall have paid to Landlord an amount less than Tenant is required to pay as Percentage Rental for such period, Tenant shall accompany the delivery of such statement with a payment of the difference owed by Tenant to Landlord. Each such statement provided by Tenant shall show in reasonably accurate detail, satisfactory in scope to Landlord, the amount of Gross Receipts and Percentage Rental during the applicable period for which such statement is furnished. Such statement shall be in a form and style containing details as Tenant may require.~~

(b) The term "Gross Receipts" means the aggregate gross selling and/or leasing price of all merchandise or services sold, licensed, leased (any lease of merchandise shall be treated as a sale in the month in which made for a price equal to the total rent payable during the Term) and/or rendered at, in, on or from the Premises by Tenant or any licensees or concessionaires, whether for cash or on a charge, credit or time basis, without reserve or deduction for inability or failure to collect, including but not limited to such sales and services (i) where orders originate and/or are accepted by Tenant in the Premises but delivery or performance thereof is made from or at any place other than the Premises, (ii) occurring or arising as a result of solicitation off the Premises, (iii) through any vending machine or other coin or token operated mechanical or electronic device, or (iv) which Tenant in the normal and customary course of business would credit or attribute to its business upon the Premises or any part thereof. Any sale upon installments or credit shall be treated as a sale for the full cash price at the time of sale. Gross Receipts does not include refunds to customers for returned or defective merchandise,

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transfers of merchandise to another store owned or leased by Tenant, taxes imposed upon the sale of merchandise or services and collected from customers and sales of noninventory fixtures, equipment and property not in the ordinary course of business.

(c) Tenant shall record at the time of sale all receipts from sales or other transactions in cash registers and in a manner appropriate or required in order to account properly for and record all sales or other transactions in and from the Premises. Tenant agrees to adopt such measures as Landlord may reasonably request to correct any inadequacies in the manner of recording receipts. Tenant agrees to keep on the Premises for at least three years following the end of each calendar year all pertinent original sales records. At any time during the Term and for up to three years following termination or earlier expiration of this Lease, Landlord may audit Tenant's books and records pertaining to Gross Receipts. If such audit reveals an underpayment of Percentage Rental due under this Lease, Tenant shall pay to Landlord upon demand the amount by which Tenant has underpaid the Percentage Rental for such period being audited. The underpaid amount shall bear interest at the rate of 15% per annum from the date when the Percentage Rental for such period being audited should have been paid until the full amount of such underpaid amount is received by Landlord. Landlord shall pay the cost of any audit, except that if the audit discloses an understatement of Gross Receipts by more than 3%, the cost of such audit shall be paid by Tenant. The obligations of Tenant under this paragraph survive the expiration or earlier termination of this Lease.

4.4 ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including but not limited to the Insurance Amount, the Real Property Tax Amount and the CAM Amount, shall be deemed to be rent.

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof **Nine Thousand Three Hundred and no/100 Dollars, ($9,300.00)** (the "Security Deposit") as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum for which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said the Security Deposit to the full amount hereinabove stated, and Tenant's failure to do so shall be a breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the remaining Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term and after Tenant has vacated the Premises. Any mortgagee of Landlord, beneficiary of a deed of trust or purchaser of the Shopping Center shall be relieved and released from any obligation to return the Security Deposit in the event such mortgagee, beneficiary of deed of trust or purchaser becomes the owner of the Shopping Center by reason of foreclosure or trustee's sale (including deed in lieu thereof) or proceeding in lieu of foreclosure or trustee's sale unless the Security Deposit is actually delivered to such mortgagee, beneficiary of deed of trust or purchaser. Such release, however, shall not relieve the person or entity who owned the Shopping Center immediately prior to acquisition of title by such mortgagee, beneficiary of deed of trust or purchaser of any obligation he or it may have to return the Security Deposit. If Landlord transfers its interest under this Lease, Landlord shall transfer the balance of the Security Deposit to the transferee, and thereafter Landlord will have no liability to Tenant for the

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Security Deposit. **Notwithstanding anything to the contrary contained herein, if Tenant is not in default under the terms of the Lease, then upon Tenant's written request, the Security Deposit shall be applied to the payment of Monthly Base Rental for the 37th month and part of the 38th month of the initial lease term. Said request must be provided to Landlord within fifteen (15) days prior to the first day of the 37th month of the Lease Term or Landlord shall have no further obligation to apply the Security Deposit to the payment of Monthly Base Rental and the Security Deposit shall remain on deposit with Landlord in accordance with the provisions herein Paragraph 5. If the Security Deposit is applied to the payment of Monthly Base Rental in accordance with this Paragraph 5, Tenant shall not be obligated to deposit any further cash with Landlord for use as a Security Deposit so long as Tenant is not in default of any provision hereunder.**

6. USE.

6.1 PERMITTED USES.

(a) **The Premises are to be used only for automotive repair and maintenance services ("Permitted Use") and for no other business or purpose whatsoever without the prior written consent of Landlord.** No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Shopping Center. In the event of a breach of this covenant, Tenant shall pay to Landlord any and all increases in insurance premiums resulting from such breach upon demand, and Landlord shall have all additional remedies provided for herein to redress such breach. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Shopping Center. If any of Tenant's machines or equipment disturb any other tenant in the Shopping Center, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance. Tenant, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Shopping Center and for the preservation of good order therein. **Tenant shall not leave unattended parked vehicles outside of the Premises or in the Common Areas overnight or other such times that the Tenant is not open for business; provided, however, Tenant shall be permitted to park vehicles outside the Premises or in the Common Areas overnight or during such times that Tenant is not open for business for a period not to exceed two (2) days and provided no more than three (3) vehicles are parked outside the Premises or in the Common Areas simultaneously. Further, Tenant shall not leave repair equipment, tools, automotive parts, tires, drums, or any other items used for Tenant's Permitted Use outside of the Premises, or in the Common Areas, overnight or other such times that Tenant is not open for business. Tenant shall, at all times, keep the Premises and the outside area of the Premises in a clean and orderly condition so as not to detract from the overall appearance of the Shopping Center.**

(b) Tenant warrants that the operation of its business shall be conducted in strict compliance with all applicable private covenants, conditions and restrictions and all applicable federal, state and local environmental, safety and other pertinent laws, rules, regulations and ordinances and that any alterations necessary to the Premises by reason of such covenants, conditions, restrictions, laws, rules, regulations and ordinances, including, without limitation, The Americans With Disabilities Acts, shall be at Tenant's sole cost and expense. Tenant represents and warrants to Landlord that there is no risk to Tenant, Tenant's visitors and others using the Premises arising from Tenant's operations. Tenant shall indemnify, defend and

hold harmless Landlord from and against any claim, liability, expense, lawsuit, loss, penalty, fine or other damage, including reasonable attorneys' fees, arising from or relating to Tenant's use of the Premises or Tenant's activities within the Shopping Center or any violations of the Americans with Disabilities Acts due to the use of the Premises by Tenant, its employees, subtenants, agents, guests or invitees.

6.2 CONDITION OF PREMISES. Subject to the completion of Landlord's Work as defined in Exhibit "B", Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable laws, ordinances and regulations governing and regulating the use of the Premises, and subject to all matters disclosed thereby. Tenant acknowledges that neither Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business and that Tenant and its agents and contractors have been provided with an opportunity to thoroughly inspect the Premises and the Shopping Center.

6.3 TENANT'S CONDUCT OF BUSINESS.

(a) Tenant shall continuously and uninterruptedly during the normal business hours of the Shopping Center from and after the Commencement Date operate and conduct within the Premises the business which is contemplated by the Permitted Use, and Tenant shall fully utilize the Premises for the Permitted Use. Tenant shall at all times keep and maintain upon the Premises competent personnel and an adequate stock of merchandise to service and supply the usual and ordinary demands and requirements of its customers. If Tenant fails to open the Premises for business by the Commencement Date or fails thereafter to keep the Premises open each business day and **from 8:00 am through 6:00 pm Monday through Saturday ("Tenant's Normal Business Hours")** ~~during the normal business hours of the Shopping Center~~, then anything in this Lease to the contrary notwithstanding, Tenant's Monthly Base Rental shall be increased to 125% of the then current Monthly Base Rental determined as provided in **Paragraphs 4.1 and 4.2** on a per diem basis for each day the Premises are not open during Tenant's Normal Business Hours; **however, Tenant may be closed for all state and federal holidays, including but not limited to, Easter, Thanksgiving, Christmas and New Year's Day without penalty.** Tenant shall have all of its show windows appropriately dressed and decorated and its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during all hours that the Shopping Center is open to the public.

(b) ~~If during the Term Tenant or any of its affiliates or subsidiaries or any person, corporation or other entity controlling or controlled by Tenant directly or indirectly operates or owns any similar type of business within a radius of five (5) miles from the location of the Premises, then Landlord at its option, in addition to any and all other rights or remedies it may have either hereunder or at law or in equity, shall be entitled to obtain injunctive relief prohibiting such conduct or it may elect to either terminate this Lease or to include the gross receipts of such other business in the Gross Receipts transacted from the Premises for the purpose of computing the Percentage Rental due under **Paragraph 4.3**.~~

(c) Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each business day. Tenant shall not permit any delivery trucks or other vehicles servicing the Premises to park or stand in front of the Premises. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by any reasonable rules and regulations adopted by Landlord.

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6.4 HAZARDOUS MATERIALS.

(a) As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the U.S. Food and Drug Administration, the Nevada Department of Environmental Quality or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

(b) As used herein, the term "Release" means any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, dumping, migration on or from the Premises or disposing of Hazardous Materials into the environment. Except for Hazardous Material normally used in Tenant's business in quantities customary for Tenant's business which shall be stored and used in accordance with applicable laws and regulations and manufacturer's requirements, Tenant agrees not to introduce or release any Hazardous Material in, on or adjacent to the Premises or in, on or adjacent to the Shopping Center without (i) obtaining Landlord's prior written approval, (ii) providing Landlord with thirty (30) days prior written notice of the exact amount, nature, and manner of intended use of such Hazardous Materials, and (iii) complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal and clean-up of Hazardous Materials, including, but not limited to, the obtaining of all proper permits.

(c) Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by, against or directed at Tenant or the Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve, and appeal, at Tenant's expense, any action taken or order issued with regard to a Hazardous Material by any applicable governmental authority.

(d) If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises or the Shopping Center results in any contamination of the Premises, the Shopping Center, the soil, surface or groundwater thereunder or the air above and around the Premises and the Shopping Center (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Landlord, in Landlord's reasonable ~~sole and absolute~~ discretion, **including, but not limited to, levels that would limit future uses of the Premises or recording any deed restriction or notice regarding the Premises,** Tenant agrees to clean-up the contamination immediately, at Tenant's sole cost and expense. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs, damages, loss and fees, including attorneys' fees and costs, arising out of or in connection with (i) any clean-up work, inquiry or enforcement proceeding relating to Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees on or about the Premises or the Shopping Center, and (ii) the use, storage, disposal or release by Tenant or its agents, employees, contractors or invitees of any Hazardous Materials on or about the Premises or the Shopping Center.

(e) Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right to enter the Premises or to have consultants enter the

Premises throughout the Term at reasonable times for the purpose of determining (i) whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances and policies, including those pertaining to the environmental condition of the Premises, (ii) whether Tenant has complied with this **Paragraph 6.4**, and (iii) the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials. Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises with machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term. If, during such inspections, it is found that Tenant's use of Hazardous Materials constitutes a violation of this Lease, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. If such consultants determine that the Premises are contaminated with Hazardous Material or in violation of any applicable environmental law, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. If Tenant fails to do so, Landlord, at its sole discretion, may, in addition to all other remedies available to Landlord under this Lease and at law and in equity, cause the violation and/or contamination to be remedied at Tenant's sole cost and expense. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord's part to inspect the Premises, or liability of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(f) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Landlord, and such other reasonable requirements as may be imposed by Landlord.

(g) Tenant's obligations under this **Paragraph 6.4** and all indemnification obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1 LANDLORD'S OBLIGATIONS. Subject to the provisions of **Paragraph 9** and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, contractors, employees, customers or invitees and except for Landlord's right to include certain costs as Total Common Area Charges pursuant to **Paragraph 11**, Landlord, at Landlord's expense, shall keep in good order, condition, and repair the foundations, exterior walls, and the structural portions of the exterior roof of the Premises. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition, and repair. **Landlord, at Landlord's expense, shall keep in good order, condition and repair those portions of the Shopping Center owned by Landlord and not required to be maintained by Tenant or any other party.**

7.2 TENANT'S OBLIGATIONS.

(a) Tenant shall, at its expense throughout the Term, maintain, service, replace, and keep in good repair the interior of the Premises except those items for which Landlord is

specifically made responsible under **Paragraph 7.1**, and mechanical equipment of the Premises, and all other aspects of the Premises including such items as floors, ceilings, walls, doors, glass, plumbing, paint, heating, ventilating and air conditioning equipment, partitions, electrical equipment, wires, and electrical fixtures, and surrender same upon the expiration of the Term in the same condition as received, ordinary wear and tear excepted and shall repair all damage to the Premises and Shopping Center caused by the negligent or intentional act or omission of Tenant, its agents, contractors, employees, customers or invitees. Tenant shall give Landlord prompt written notice of any defects or breakage in the structure, equipment, fixtures, or of any unsafe condition upon or within the Premises.

(b) Landlord shall have the right to enter into and keep in force during the Term a preventive maintenance contract with a licensed heating and air conditioning contractor providing for the regular inspection and maintenance of the heating, ventilating and air conditioning equipment serving the Premises. If Landlord elects to enter into such a preventive maintenance contract, Tenant shall pay to Landlord, as additional rent hereunder, within ten (10) days after receiving request therefor from Landlord, all sums charged by such contractor under the preventive maintenance contract. Landlord may elect to enter into such a preventive maintenance contract that covers heating, ventilating and air conditioning equipment serving the Premises as well as additional premises. In such case, Tenant shall only be responsible for those charges under the contract relating to the heating, ventilating and air conditioning equipment serving the Premises.

(c) On the last day of the Term, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to **Paragraph 7.3**, which repair shall include without limitation the patching and filling of holes and repair of structural damage.

7.3 ALTERATIONS AND ADDITIONS.

(a) Alterations, improvements, additions, utility installations or removal of any fixtures may not be made to the Premises without the prior written consent of Landlord, and any alterations, improvements, additions or utility installations to the Premises, excepting movable furniture and machinery and trade fixtures, shall, at Landlord's option, become part of the realty and belong to Landlord upon the expiration or earlier termination of this Lease. However, this shall not prevent Tenant from installing trade fixtures, machinery, or other trade equipment in conformance with all applicable ordinances, regulations and laws. Landlord may require Tenant to provide payment and performance bonds with respect to any work to be performed on or materials furnished to the Premises. Tenant shall keep the Premises and the Shopping Center free from any liens arising out of any work performed for, material furnished to, or obligations incurred by the Tenant. If any mechanics' or materialmen's lien is recorded against the Shopping Center, Tenant shall immediately discharge the same with ten (10) days or bond over such lien as permitted by applicable law. If Tenant fails to discharge or bond over the lien within the time provided, Landlord may do so at Tenant's expense, in which case Tenant shall immediately reimburse Landlord upon demand. It is further understood and agreed that under no circumstance is the Tenant to be deemed the agent of the Landlord for any alteration, repair, or construction within the Premises, the same being done at the sole expense of the Tenant. All contractors, materialmen, mechanics, and laborers are hereby charged with notice that they must look only to the Tenant for the payment of any charge for work done and materials furnished upon the Premises during the Term.

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(b) Upon the expiration or sooner termination of the Term, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any alteration, addition or improvement made by Tenant, designated by Landlord to be removed, and repair any damage to the Premises caused by such removal. Any alteration, addition or improvement not designated by Landlord to be removed shall become the property of Landlord upon expiration or earlier termination of this Lease.

(c) Any movable property and trade fixtures of Tenant not permanently affixed to the Premises shall remain the property of Tenant. All trade fixtures, signs and other personal property installed in or attached to the Premises by Tenant must be new or like new property when so installed or attached. Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the expiration or earlier termination of this Lease and shall pay Landlord for all damages from injury to the Premises or Shopping Center resulting from such removal.

8. INSURANCE; INDEMNITY.

8.1 TENANT'S LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the Term a policy of commercial general liability insurance written on an occurrence basis insuring Tenant against any liability arising out of the use, occupancy, or maintenance of the Premises, the Common Areas and all areas appurtenant thereto. Such insurance shall be primary and not contributing with any insurance maintained by Landlord, shall have a combined single limit of liability of at least $2,000,000 and shall name Landlord as an additional insured. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Said insurance shall contain a contractual liability endorsement covering all indemnification obligations of Tenant hereunder. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

8.2 TENANT'S PROPERTY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to Tenant's personal property, merchandise, stock in trade, fixtures and equipment located on the Premises from time to time, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (special form).

8.3 LANDLORD'S LIABILITY INSURANCE. Landlord shall obtain and keep in force during the Term a policy of commercial general liability insurance written on an occurrence basis insuring Landlord against any liability arising out of the ownership, use, occupancy, or maintenance of the Shopping Center, including the Common Areas. Such insurance shall have a combined single limit of liability of at least $2,000,000.

8.4 LANDLORD'S PROPERTY INSURANCE. Landlord shall obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to the Shopping Center, in the amount of the full replacement value thereof less a commercially reasonable deductible, exclusive of footings and foundations, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (special form). Tenant understands and agrees that the insurance described in this **<u>Paragraph 8.4</u>** will not cover Tenant's personal property, merchandise, stock in trade, trade fixtures and equipment.

8.5 BUSINESS INTERRUPTION INSURANCE. Landlord may, at its option, obtain and keep in force during the Term a policy of business interruption insurance in an amount sufficient to cover any loss of income from the Shopping Center for a period of twelve (12) months.

8.6 INSURANCE POLICIES. Insurance required hereunder shall be in companies rated "A-XII" or better by A. M. Best Co., in Best's Key guide. Prior to entering the Premises, Tenant shall deliver to Landlord copies of policies of liability insurance required under **Paragraph 8.1** and policies of casualty insurance required by **Paragraph 8.2** or certificates evidencing the existence and amounts of such insurance, and in the case of the liability insurance policy indicating that Landlord has been named an additional insured thereunder. All such policies and certificates of insurance shall state explicitly that such insurance shall not be cancelable or subject to reduction of coverage or other modification except upon at least thirty (30) day's advance written notice by the insurer to Landlord. Tenant shall furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Lease. Either party may provide any required insurance under a so-called blanket policy or policies covering other parties and locations and may maintain the required coverage by a so-called umbrella policy or policies, so long as the required coverage is not thereby diminished.

8.7 WAIVER OF SUBROGATION. Tenant and Landlord each hereby waives any and all rights of recovery against the other, or against the officers, partners, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control (i) where such loss or damage is insured against and actually covered under any property insurance policy in force at the time of such loss or damage, but such waiver extends only to the extent of the actual insurance coverage, or (ii) where such loss or damage would have been insured against under an insurance policy required to be maintained by the waiving under this Lease had such insurance been maintained as required. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.8 INDEMNITY.

(a) Tenant shall indemnify, defend and hold harmless Landlord for, from and against any and all claims arising from Tenant's and its employees', contractors', agents', invitees' and guests' use of the Premises and the Common Areas, or from the conduct of Tenant's business or from any activity, work, or things done, permitted, or suffered by Tenant in or about the Premises and the Common Areas or elsewhere, and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any negligence of the Tenant, or any of the Tenant's agents, contractors, invitees, guests or employees, and from and against all costs, attorneys' fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

(b) **Except to the extent caused by the negligence or willful and wanton misconduct of Tenant, or its agents, employees or contractors, Landlord shall indemnify,**

protect, defend and hold Tenant harmless for, from and against all claims, including but not limited to, reasonable attorneys', accountants', and investigators' fees and court costs, to the extent arising from (i) the negligence or willful or wanton misconduct of Landlord, or its agents or employees and (ii) the default or breach of Landlord under this Lease.

8.9 EXEMPTION OF LANDLORD FROM LIABILITY.

(a) Tenant hereby agrees that Landlord and its agents shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or light fixtures, or from any other cause whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, **unless such loss or damage is due to the gross negligence or willful misconduct of Landlord, its agents or employees.** ~~and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant~~. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

(b) No individual partners, shareholders, directors, officers, employees or agents of Landlord or individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be the Landlord or any successor in interest, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Shopping Center, and the rents, issues and profits derived therefrom, and to no other assets of Landlord, for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord. Tenant will not seek recourse against the individual partners, shareholders, directors, members, officers, employees or agents of Landlord or an individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be the Landlord or any successor in interest or any of their personal assets for such satisfaction. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

8.10 TENANT'S PROPORTIONATE SHARE OF INSURANCE PREMIUMS. Tenant shall pay during the Term, as additional rent and in addition to all other charges due hereunder, Tenant's proportionate share (as defined in **Paragraph 12**) of the premiums for the insurance required or permitted to be carried by Landlord hereunder (the "Insurance Amount"), whether the Insurance Amount shall be the result of the nature of Tenant's occupancy, any act or omission of Tenant, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises or the Shopping Center, or otherwise. Tenant shall pay Landlord in advance with the Monthly Base Rental its monthly estimated installment of the Insurance Amount together with all applicable rental taxes due thereon. Landlord shall notify Tenant from time to time of Landlord's estimate of such amount. Within ninety (90) days following the end of each calendar year during the Term, or as soon thereafter as is reasonably possible, Landlord shall furnish Tenant with a statement of all of Landlord's insurance costs for the Shopping Center for the previous calendar year indicating the computation of Tenant's proportionate share of such costs for such calendar year and the payments made by Tenant during such calendar year. If Tenant's aggregate estimated monthly payments actually paid to

Landlord for the calendar year are greater than Tenant's proportionate share of all of Landlord's insurance costs for the Shopping Center for such calendar year, Landlord shall at its option promptly pay the excess to Tenant or apply the excess to any past due amounts owing from Tenant to Landlord or to Tenant's next monthly estimated installment of the Insurance Amount. If the payments made are less than Tenant's proportionate share, Tenant shall pay the difference to Landlord within ten (10) days of its receipt of such statement.

9. DAMAGE OR DESTRUCTION.

9.1 RECONSTRUCTION OF PREMISES. If during the Term all or part of the Premises or Shopping Center should be destroyed partially or totally by fire or other casualty, this Lease shall continue thereafter in full force and effect, except as hereinafter provided, and the Landlord shall cause the reconstruction of the Premises or Shopping Center within the one hundred eighty (180) days following such destruction to substantially the same condition in which it existed at the time immediately preceding such destruction. Tenant's obligation to pay rental to Landlord hereunder shall abate from the date of such destruction until completion of such reconstruction in the same proportion as the destruction affects Tenant's ability to occupy and use the Premises for its intended purposes. Notwithstanding the foregoing, Landlord shall have thirty (30) days following the partial or total destruction of the Premises or Shopping Center to elect in writing not to commence reconstruction, repair or replacement of the Premises. In the event of such an election by Landlord, this Lease shall be deemed terminated and of no further force or effect.

9.2 FORCE MAJEURE. If Landlord is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required in **Paragraph 9.1** by reason of strikes, labor troubles, inability to procure materials or services, power failure, sabotage, rebellion, war, act of God, or other reason of a like nature, any of which must be beyond the reasonable control of Landlord, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the reconstruction period shall be deemed correspondingly extended.

9.3 ABATEMENT SOLE REMEDY. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration of the Premises.

10. TAXES.

10.1 REAL PROPERTY TAXES AND PAYMENT OF TENANT'S PROPORTIONATE SHARE OF TAXES. Landlord, prior to delinquency, shall pay all real property taxes applicable to the Shopping Center. Tenant shall pay, as additional rent hereunder and in addition to all other charges due hereunder, Tenant's proportionate share (as defined in **Paragraph 12)** of real property taxes applicable to the Shopping Center (the "Real Property Tax Amount"). Tenant shall pay Landlord in advance with the Monthly Base Rental its monthly estimated installment of the Real Property Tax Amount together with all applicable rental taxes due thereon. Landlord shall notify Tenant from time to time of Landlord's estimate of such amount. Within ninety (90) days following the end of each calendar year during the Term or as soon thereafter as is reasonably possible, Landlord shall furnish Tenant with a statement of all real property taxes relating to the Shopping Center for the previous calendar year indicating the computation of Tenant's proportionate share of such taxes for such calendar year and the payments made by Tenant during such calendar year. If Tenant's aggregate estimated monthly payments actually paid to Landlord for the calendar year are greater than Tenant's proportionate share of all real property taxes relating to the Shopping Center for such calendar year, Landlord shall at its option promptly

pay the excess to Tenant or apply the excess to any past due amounts owing from Tenant to Landlord or to Tenant's next monthly estimated installment of the Real Property Tax Amount. If the payments made are less than Tenant's proportionate share, Tenant shall pay the difference to Landlord within ten (10) days of its receipt of such statement. If the Term does not commence or expire concurrently with the commencement or expiration of the tax year, Tenant's liability for real property taxes for the such partial year shall be prorated on an annual basis.

10.2 DEFINITION OF "REAL PROPERTY TAX". As used herein, the term "real property tax" shall include any form of assessment, fee, levy, penalty or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax or assess, including any city, county, state, or federal government, any school, agricultural, lighting, drainage, water or other improvement district thereof, or any private owners association created by covenants, conditions and restrictions binding on the Shopping Center, as against any legal or equitable interest of Landlord in the Shopping Center and the real property of which the Premises and the Shopping Center are a part.

10.3 PERSONAL PROPERTY TAXES.

(a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Landlord.

(b) If any of Tenant's personal property shall be assessed and billed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11. COMMON AREAS.

11.1 COMMON AREAS DEFINED. The term "Common Areas" includes all areas and facilities in the Shopping Center which are not within the exterior walls of the premises of a tenant or occupant and which Landlord shall from time to time make available for the joint use of all tenants and occupants of the Shopping Center and their employees, customers, licensees and invitees, including but not limited to parking areas, driveways, sidewalks, walkways, service corridors and loading platforms. Landlord expressly reserves the right and privilege in its sole discretion to determine the nature and extent of the Common Areas. Tenant and its employees, customers, licensees and invitees while conducting business or shopping in the Shopping Center are authorized to use the Common Areas during the Term in common with other persons authorized by Landlord.

11.2 COMMON AREA CHARGES. In addition to the other charges herein provided to be paid by Tenant to Landlord, Tenant shall pay to Landlord, as additional rent and as Tenant's share of the cost of maintaining, operating, repairing and managing the Shopping Center, Tenant's proportionate share (as defined in **Paragraph 12**) of the Total Common Area Charges (as hereinafter defined) for each calendar year during the Term (the "CAM Amount"). Tenant shall pay Landlord in advance with the Monthly Base Rental its monthly estimated installment of the CAM Amount, together with all applicable rental taxes due thereon. Landlord shall notify Tenant from time to time of Landlord's estimate of such amount. Within ninety (90) days following the end of each calendar year during the Term or as soon thereafter as is reasonably possible, Landlord shall furnish Tenant with a statement of all Total Common Area Charges for the Shopping Center for the previous calendar year indicating the computation of Tenant's proportionate share of such

charges for such calendar year and the payments made by Tenant during such calendar year. If Tenant's aggregate estimated monthly payments actually paid to Landlord for the calendar year are greater than Tenant's proportionate share of the Total Common Area Charges for such calendar year, Landlord shall at its option promptly pay the excess to Tenant or apply the excess to any past due amounts owing from Tenant to Landlord or to Tenant's monthly estimated installment of the CAM Amount. If the payments made are less than Tenant's proportionate share, Tenant shall pay the difference to Landlord within ten (10) days of its receipt of such statement. Total Common Area Charges shall consist of all costs and expenses of every type associated with the management, repair, maintenance, and insuring of the Common Areas and the Shopping Center including, without limitation, costs and expenses for the following: gardening and landscaping; utilities, water and sewer charges; premiums for liability, property damage and casualty insurance and workman's compensation insurance; advertising and marketing for the Shopping Center; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of Common Areas; fees for required licenses and permits; refuse disposal charges; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; repair and maintenance of roofs, walls and foundations and reserves for roof replacement and exterior painting of the Shopping Center and other appropriate reserves; fees paid to property managers; and other similar costs and expenses relating to the Common Areas. Said Total Common Area Charges shall further include all charges for regular preventive maintenance service of mechanical equipment including, without limitation, heating, ventilating and air conditioning equipment, which serves the Shopping Center, the cost of lighting, maintenance and repair of the Shopping Center identification signs, all charges for repair, maintenance and replacement of mechanical equipment, including, without limitation, heating, ventilating and air conditioning equipment which is attributable to the Shopping Center, and the cost of repairing and maintaining the plumbing, electrical and other off-Premises facilities serving the Premises or the Shopping Center.

Notwithstanding the foregoing, Tenant shall not be obligated to pay for controllable Total Common Area Charges in any year to the extent they have increased by more than seven percent (7%) per annum on a cumulative basis from the first calendar year during the Term, excluding those charges for taxes, insurance premiums or utility costs, for which there shall be no cap at any time during the Term. The foregoing cap on controllable Total Common Area Charges shall be determined on Total Common Area Charges as they have been reasonably adjusted for vacancy or usage within the Shopping Center pursuant to the terms of the Lease.

11.3 RULES AND REGULATIONS. Landlord has the right to establish and from time to time change, alter and amend such reasonable rules and regulations as may be deemed necessary or desirable for the proper and efficient operation and maintenance of the Common Areas and the Shopping Center. Such rules and regulations may include, without limitation, the hours during which the Common Areas are open for use. Tenant agrees to conform to and abide by all such rules and regulations in its use of the Common Areas and shall enforce such rules and regulations against its customers. Landlord shall have the sole and exclusive control of the parking areas, driveways, sidewalks and other Common Areas, and may at any time and from time to time during the Term exclude any person from use or occupancy thereof. Landlord may from time to time close all or a portion of such Common Areas to the extent as may be legally sufficient to prevent a dedication thereof or the acquisition of any rights therein by any person or by the

public. The rights of Tenant to use the Common Areas are at all times subject to the rights of Landlord and the other tenants of the Shopping Center to use such areas in common with Tenant. Tenant shall keep the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation of its business. The employees of Tenant shall not park their automobiles in parking areas which may from time to time be designated by Landlord for patrons of the Shopping Center. Landlord may designate locations for Tenant's employees to park.

12. PROPORTIONATE SHARE. For purposes of **Paragraphs 8.10, 10.1, 11.2 and 13,** Tenant's proportionate share to be used to calculate the Insurance Amount, the Real Property Tax Amount, the CAM Amount and Tenant's responsibility for any utilities supplied to the Premises which are not separately metered shall be a fraction, the numerator of which is the total gross rentable square footage of the Premises, and the denominator of which is the total gross rentable square footage of the entire Shopping Center, less the square footage of the major tenants.

13. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, and other utilities and services supplied to the Premises, together with any taxes thereon. If any utility supplied to the Premises is not separately metered, Tenant shall pay its proportionate share of the cost thereof as Total Common Area Charges.

14. ASSIGNMENT AND SUBLETTING.

14.1 LANDLORD'S CONSENT. Without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed (except as provided in Section 14.9 below), Tenant shall not Assign this Lease or Sublet the Premises. Tenant may Assign this Lease or Sublet the Premises to an Acceptable Affiliate without Landlord's consent, but no such assignment or subletting shall be binding on Landlord until Tenant gives Landlord written notice of the proposed Assignment of Sublease and delivers to Landlord a fully executed, written instrument, provided by Landlord, by which the Acceptable Affiliate assumes and agrees to perform all obligations of the Tenant under this Lease. For purposes of this Lease: (a) the phrase "Assign this Lease" means assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest herein or, if Tenant is a corporation, partnership or other entity, sell, assign, convey, mortgage, pledge, hypothecate, transfer, encumber or otherwise transfer, in the aggregate in any transaction or series of transactions (whether related or unrelated) more than 49% of the total equity interests in Tenant; (b) the phrase "Sublet the Premises" means sublet the Premises or any part thereof, license the Premises or any use thereof or permit anyone other than Tenant (and its employees) to occupy or use the Premises or any part thereof; (c) an "assignment" means any act by Tenant to Assign this Lease; (d) a "subletting" means any act by Tenant to Sublet the Premises; and (e) the term "Acceptable Affiliate" means: (i) if the Tenant making the assignment or subletting (the "Transferor") is an individual, then any corporation, partnership or other entity in which the Transferor owns at least 51% of the total equity interests; or (ii) if the Transferor is a corporation, partnership or other entity, then any individual who owns at least 51% of the total equity interests therein, or any other corporation, partnership or other entity in which the Transferor owns at least 51% of the total equity interests therein. Any purported assignment or subletting made without Landlord's written consent shall be void.

14.2 NO RELEASE OF TENANT. **Unless otherwise agreed to in writing,** no consent by Landlord to any assignment or subletting shall relieve Tenant of any obligation under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other or subsequent assignment or subletting. The

acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting. Consent to one assignment or subletting shall not be deemed to constitute consent to any subsequent assignment or subletting. **Notwithstanding the foregoing, in the event of an assignment of this Lease, Landlord agrees to release Tenant from all obligations under this Lease if, in Landlord's sole discretion, the new tenant has equal or greater financials than Tenant.**

14.3 REQUESTS FOR APPROVAL. Landlord shall be under no obligation to decide whether consent will be given or withheld unless Tenant has first provided to Landlord: (a) the name and legal composition of the proposed assignee or subtenant and the nature of its business; (b) the use to which the proposed assignee or subtenant intends to put the Premises; (c) the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant; (d) information related to the experience, integrity and financial resources of the proposed assignee or subtenant; (e) such information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to subparagraphs (a) through (d); and (f) reimbursement for all costs incurred by Landlord, including attorneys' fees **(not to exceed $1,000.00 per request for approval)**, in connection with evaluating the request and preparing any related documentation.

14.4 EXCESS PROCEEDS. If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the specs involved, measured on a per square foot basis.

14.5 LIMITATIONS. Without limiting appropriate grounds for withholding consent, it shall not be unreasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in another building owned by Landlord or by an affiliate of Landlord or of any of Landlord's constituent partners or principals or if the use by the proposed assignee or subtenant would contravene this Lease or any restrictive use covenant or exclusive rights granted by Landlord or if the proposed assignee or subtenant does not intend to occupy the Premises for its own use or if the nature of the proposed assignee or subtenant is not compatible with the Project.

14.6 NO WAIVER. No consent shall constitute consent to any further assignment or subletting.

14.7 LANDLORD'S OPTION. If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or a part of the Premises, it shall submit to Landlord in writing a true and complete copy of the instruments of assignment or subletting which shall include, without limitation, the name of the proposed assignee or subtenant and the nature and character of the business ~~or medical practice~~ of the proposed assignee or subtenant, the term, use, rental rate and other particulars of the proposed assignment or subletting, together with evidence satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and thereafter use the Premises (or any sublet portion thereof) for the remainder of the term of this Lease (or for the entire term of a sublease, if shorter).

14.8 TRANSFER BY LANDLORD. Upon a sale or other transfer of the Project (or a portion thereof containing the Premises) by Landlord, Landlord's interest in this Lease shall automatically be transferred to the transferee, the transferee shall automatically assume all of Landlord's obligations under this Lease accruing from and after the date of transfer, and the

transferor shall be released of all obligations under this Lease arising after the transfer. Tenant, shall upon, request attorn in writing to the transferee.

14.9 LANDLORD'S RIGHT TO RECAPTURE. Notwithstanding anything to the contrary in this Article 14 or elsewhere in this Lease, if at any time Tenant makes a request (the "Request") for Landlord's consent to an assignment of this Lease or to a subletting of all or any part of the Premises, Landlord shall have the right, exercisable by written notice (the "Termination Notice") to Tenant within thirty (30) days after the date Landlord received such Request: (a) in the case of a Request by Tenant for Landlord's consent to an assignment of this Lease, to recapture the Premises by terminating this Lease; or (b) in the case of a Request by Tenant for Landlord's consent to a subletting of all or any part of the Premises, to (i) terminate this Lease if the proposed subletting is of 51% or more of the rentable area of the Premises, or (ii) terminate this Lease as to only that portion of the Premises which is to be subject the proposed subletting, in which case this Lease will remain in full force and effect as to the remainder of the Premises (except that Rent under this Lease shall, from and after the effective date of such termination, be appropriately prorated based on the number of rentable square feet contained in the remainder of the Premises compared to the number of rentable square feet in the Premises immediately prior to such termination). **If Landlord gives Tenant a Termination Notice, such Termination Notice shall be null and void and of no effect if Tenant gives Landlord written notice of its intent to withdraw the request within fifteen (15) days of receipt of the Termination Notice.** Any termination of this Lease (whether in its entirety or as to only a portion of the Premises) shall be effective as of the date the proposed assignment or subletting was to take effect, as set forth in the Request (or if the Request specified no such effective date, as of a date specified by Landlord, in its sole discretion, in the Termination Notice, which date shall not be earlier than ninety (90) days, nor later than one hundred eighty (180) days, after the date Landlord received the Request). The rights and options granted to the Landlord in this Section are in addition to, and no in substitution for, the other rights and options granted to Landlord under this Article 14 which include (without limitation) rights to grant or withhold consent to a proposed assignment or subletting. Landlord may exercise the rights and options granted to it in this Section 14.9 to terminate or not terminate this Lease in connection with any Request, shall be deemed to be a waiver, as to any subsequent Request(s), of the rights and options granted to Landlord under this Section (or of any other rights or options granted to Landlord in this Article 14. **Notwithstanding anything to the contrary contained in this Section 14.9, if Tenant makes a Request in connection with a bona fide, arm's length offer by a third party to purchase substantially all of the assets or stock of the Tenant ("Purchase Request"), Landlord shall not be entitled to exercise its Right to Recapture as to that particular Request; provided, however, Tenant's Purchase Request must be made in writing and contain evidence reasonably satisfactory to Landlord that such bona fide, arm's length offer to purchase substantially all of the assets or stock of Tenant has in fact been made by a third party. All of Landlord's other rights in connection with the evaluation of a Request, as to the Purchase Request, shall remain in effect notwithstanding this limitation on Landlord's Right to Recapture (e.g. information required to be provided to Landlord pursuant to Article 14 must be submitted).**

15. DEFAULTS; REMEDIES.

15.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a) The vacating or abandonment of the Premises by Tenant.

(b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within five (5) days of the date when due.

(c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Subsection (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant.

(d) (i) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

(e) The chronic delinquency by Tenant in the payment of monthly rental, or any other periodic payment required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay monthly rental, or any other periodic payment required to be paid by Tenant under this Lease, within five (5) days as described in **Paragraph 15.1(b)** above, for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of the chronic delinquency, at Landlord's option, Landlord shall have the additional right to require that monthly rental be paid by Tenant quarter-annually, in advance, for the remainder of the Term.

(f) Any guarantor of this Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate (by option of law or otherwise), any guaranty of all or any portion of Tenant's obligations under this Lease.

15.2 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach:

(a) Terminate this Lease by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the "worth at the time of award" established by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges due for the balance of the Term after the time of Tenant's default exceeds the amount of such rental loss for the same period that Tenant proves by clear and convincing evidence could have been reasonably avoided; and that portion of the leasing commission and any improvements to the Premises paid by Landlord applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 15% per annum. For purposes of this **Paragraph 15.2(a)**, "worth at the time of award" of the amount referred to above shall be computed based on a rate equal to the prime rate (or its equivalent) of Bank One, Arizona at the time of the award, but in no event more than an annual rate of ten percent (10%).

(b) Re-enter the Premises, without terminating this Lease, and remove any property from the Premises, in which case Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due. No re-entry or taking possession of the Premises by Landlord pursuant to this **Paragraph 15.2** or other action on Landlord's part shall be construed as an election to terminate the Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Landlord's election not to terminate this Lease pursuant to this **Paragraph 15.2(b)** or pursuant to any other provision of this Lease shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

(c) Maintain Tenant's right to possession, in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due.

(d) Pursue any other or additional remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Arizona, including, without limitation, the imposition of a landlord's lien against any property located within the Premises.

The remedies set forth herein shall be deemed cumulative and not exclusive.

15.3 DEFAULT BY LANDLORD. Landlord shall not be deemed in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after Landlord's receipt of written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. If Landlord does not perform, Landlord's mortgagee or beneficiary under a deed of trust may perform in Landlord's place and Tenant must accept such performance. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction.

15.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee on or before the date when due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

16. CONDEMNATION. If less than twenty percent (20%) of the gross rentable floor area of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of

said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date one (1) day prior to the earlier of the date when the condemning authority takes title or possession, and in addition, Landlord shall have the option in such event to terminate this Lease in full by providing Tenant with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If twenty-percent (20%) or more of the floor area of the Premises is taken by condemnation, either Landlord or Tenant may terminate this Lease by providing the other with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If neither Landlord or Tenant elects to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the gross rentable floor area taken bears to the total gross rentable floor area of the original Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss or damage to Tenant's trade fixtures and removable property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages actually received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

17. ADVERTISING AND MARKETING.

Landlord and Tenant recognize the need to coordinate, produce and implement a program of advertising and marketing specifically designed to escalate business activity within the Shopping Center. Landlord shall establish an advertising and marketing program to undertake advertising and marketing for the benefit of the tenants of the Shopping Center. Tenant shall pay its proportionate share of all advertising and marketing costs as part of the Total Common Area Charges under **Paragraph 11.2**. Tenant may refer to the Shopping Center by its proper name in advertising media, but Tenant shall acquire no right, title or interest in any symbol, logo, trade name or trademark associated with the Shopping Center or Landlord.

18. PARKING AND COMMON AREAS. The Tenant, its agents, employees and invitees shall be entitled to park in common with other tenants of Landlord providing that it agrees not to overburden the parking facilities of the Shopping Center and agrees to cooperate with the Landlord and other tenants in the use of the parking facilities. The Landlord specifically reserves the right, in its absolute discretion, to determine whether parking facilities are becoming overburdened and in such event to allocate the parking spaces among the Tenant and other tenants, their agents, employees, and business invitees using the parking facilities. All loading operations for receipt or shipment of goods, wares and merchandise by the Tenant shall be done in the rear of the Premises or in such area therein which is specifically designated in writing by the Landlord. **Landlord agrees to provide parking in accordance with all applicable laws, rules and regulations and codes.**

19. SAFETY. Tenant shall maintain on the Premises at all times during the Term hereof an adequate number, size and type of fire extinguishers as are appropriate to Tenant's business. Tenant will at all times adhere to good safety practices or as may be required by safety inspectors. No goods, merchandise or materials shall be kept, stored or sold by Tenant on or about the Premises which are in any way hazardous, and Tenant shall not suffer, permit or perform any acts

on or about the Premises which will increase the existing rate of fire insurance. If the said insurance rate is increased by such an act, then the increased cost of such insurance shall be paid by Tenant to Landlord with the next succeeding installment of rental. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises, the Shopping Center or any portion thereof.

20. NO ACCESS TO ROOF. Tenant shall have no right of access to the roof of the Premises or the building in which the Premises are located and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the building in which the Premises are located without the prior written consent of Landlord. Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time.

21. SUCCESSORS AND ASSIGNS. Subject to any provisions hereof restricting assignment or subletting and subject to the provisions of **Paragraph 35.2**, the covenants and conditions herein contained, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

22. FINANCIAL STATEMENTS. Within fifteen (15) days after Landlord's request, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Such financial statement, balance sheet and profit and loss statement shall be certified as accurate by Tenant or a properly authorized representative of Tenant if Tenant is a corporation, partnership or other business entity.

23. NO ACCORD OR SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sum or pursue any other remedy provided in this Lease.

24. ACCEPTANCE. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a fully executed copy to Tenant.

25. INABILITY TO PERFORM. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

26. ~~SUBSTITUTED PREMISES. Landlord shall have the right at any time, upon giving Tenant not less than thirty (30) days notice in writing, to provide and furnish Tenant with space elsewhere in the Shopping Center of approximately the same size (not less than 90%) as the Premises and to place Tenant in such space. In the event of any such relocation of Tenant, Landlord shall pay for Tenant's reasonable moving costs. Should Tenant refuse to permit Landlord to move Tenant to such new space by the end of such thirty (30) day period, Landlord in such event shall have the right to forthwith cancel and terminate this Lease. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be~~

~~deemed to be the Premises. Tenant shall execute an amendment to this Lease, if required by Landlord, stating the relocation to the new space.~~

27. ALTERATIONS AND COMMON AREAS. Landlord shall have the right to make changes in the Common Areas or any part thereof, including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces and the direction of traffic flow, and designation of restricted areas, as Landlord deems necessary or advisable for the proper and efficient operation and maintenance of the Common Areas. Notwithstanding the foregoing, Landlord shall not make changes in the Common Areas which materially and adversely affect access to, or visibility of, the Premises, except temporarily during periods of construction.

28. REVISIONS TO EXHIBIT "A". It is expressly agreed that the depiction of the Premises, the Shopping Center and the Common Areas on **Exhibit "A"** does not constitute a representation, covenant, or warranty of any kind by Landlord, and Landlord reserves the right to change the size, location, type and number of buildings within the Shopping Center and the location, type, design and dimensions of the Common Areas. Landlord in its sole discretion may from time to time: (i) change the shape, size, location and number and extent of improvements, parking, entrances, exits or other Common Areas and eliminate or add any improvements or buildings to any portion of the Shopping Center including, without limitation, all mechanical systems such as plumbing, electrical, escalators, elevators, heating, ventilation and air conditioning systems, and exterior glass and facades and (ii) make any other changes, additions or deletions Landlord may elect including, without limitation, additions to or deletions from the land comprising the Shopping Center.

29. OTHER TENANTS. Landlord reserves the absolute right to permit such other tenancies and businesses in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Shopping Center. Tenant is not relying on the understanding, nor does Landlord represent, that any specific tenant or number of tenants shall during the Term occupy any space in the Shopping Center. Tenant hereby waives all defenses arising from, and Landlord shall not be liable for damages arising from, any act or neglect of any other tenant or from Landlord's acts or omissions in enforcing any provision of its lease against another tenant, whether or not Landlord has notice of the offending tenant's disturbing or unlawful act or the opportunity to cure the disturbance by invoking its powers under such other lease.

30. NAME OF SHOPPING CENTER. Landlord shall have the right to change the name of the Shopping Center upon not less than thirty (30) days prior written notice to Tenant. Tenant agrees that the name of the Shopping Center shall be the sole property of and belong to Landlord. From and after the termination or expiration of the Term for any reason whatsoever, Tenant shall cease using the name of the Shopping Center for any purpose.

31. JOINT OBLIGATION. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

32. CONSENTS AND APPROVALS. Except as specifically otherwise stated herein, all consents or approvals requested of Landlord hereunder may be granted or denied by Landlord in its ~~sole, absolute and unfettered~~ **reasonable** discretion.

33. BASIC TERMS SHEET. The Basic Terms Sheet to which this Lease is attached is for the convenience of the parties in quickly referencing certain of the basic terms of the Lease. It is not intended to serve as a complete summary of the Lease. In the event of any inconsistency

between the Basic Terms Sheet and the Lease, the applicable Lease provision shall prevail and control.

34. TRIPLE NET LEASE. Tenant acknowledges that this is a Triple Net Lease and that Tenant shall do all acts and make all payments connected with or arising out of its use and occupation of the Premises to the end that Landlord shall receive all rent provided for herein free and undiminished by any expenses, charges, fees, taxes and assessments, and Landlord shall not be obligated to perform any acts or be subject to any liabilities or to make any payments, except as otherwise specifically and expressly provided in this Lease.

35. GENERAL PROVISIONS.

35.1 ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS.

(a) Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such other statements with respect to this Lease as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Shopping Center.

(b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

(c) If Landlord desires to finance or refinance the Shopping Center, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

35.2 LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest, shall be delivered to the transferee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

35.3 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

35.4 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the rate of 15% per annum

from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

35.5 TIME OF ESSENCE. Time is of the essence.

35.6 CAPTIONS. Paragraph captions are not a part hereof.

35.7 INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

35.8 NOTICES AND PAYMENTS. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and all such notices and demands hereunder shall be sent by certified United States mail, return receipt requested, postage prepaid, or hand delivered to the addresses set out below or to such other person or place as each party may from time to time designate in a notice to the other. All payments due hereunder shall be sent by first class United States mail, postage prepaid or hand delivered to the address of the Landlord set out below or to such other person or place as Landlord may from time to time designate in a notice to Tenant. Notices and payments shall be deemed given and made upon actual receipt. Any notice, demand or payment required or permitted to be given or made hereunder shall be addressed to Landlord and Tenant, respectively, at the addresses set forth below:

If to Landlord: Southrim Properties, LLC
c/o Rubin Properties, Inc.
4222 East Camelback Road, Suite H100
Phoenix, Arizona 85018

If to Tenant: **5833 W. Tropicana Avenue**
Las Vegas, NV 89103-4839

35.9 MORTGAGEE PROTECTION

(a) If, in connection with obtaining financing for the Shopping Center or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

(b) Tenant agrees to give to any deed of trust or mortgage holder ("Holder"), by prepaid certified mail, return receipt requested, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this <u>**Paragraph 35.9(b)**</u>), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement

of foreclosure proceedings, if necessary, to effect such cure), in which event this Tenant shall not be terminated.

35.10 WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

35.11 RECORDING. Tenant shall not record this Lease without Landlord's prior written consent, and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.

35.12 HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof, without the written consent of Landlord, such occupancy shall be a tenancy at sufferance, for which Tenant shall pay a Monthly Base Rental of two hundred percent (200%) of the Monthly Base Rental in effect immediately prior to the expiration of the Term plus all other charges payable hereunder, and upon all the terms hereof applicable to such a tenancy at sufferance.

35.13 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

35.14 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

35.15 CHOICE OF LAW. This Lease shall be governed by the laws of the State of Nevada. **Any action at law or judicial proceeding instituted by any party relating to this Lease shall be instituted in the state or federal courts of Clark County, Nevada.**

35.16 SUBORDINATION.

(a) This Lease, at Landlord's option and upon written notice to Tenant, shall be automatically subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Shopping Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If Landlord or any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of a mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be automatically deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof.

(b) Tenant agrees to execute any documents required to further evidence or effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

35.17 ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

35.18 ATTORNEYS' FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party shall be entitled to its reasonable attorneys' fees in any such action, on trial or appeal, to be paid by as fixed by the court.

35.19 LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times between 8 a.m. and 5 p.m. weekdays for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, consultants and other professionals and making such alterations, repairs, improvements, or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable and at all times during an emergency. In connection with such entry and in connection with carrying out any of its responsibilities hereunder or its privileges as the owner of the Shopping Center, Landlord shall be entitled to erect such scaffolding and other necessary structures or equipment as reasonably may be required by the character of the work to be performed, provided that Landlord shall not unreasonably interfere with the conduct of Tenant's business. Except as specifically provided herein to the contrary, no entry by Landlord hereunder nor any work performed by Landlord to the Premises or the Shopping Center shall entitle Tenant to terminate this Lease or to a reduction or abatement of rent or other amounts owed by Tenant hereunder nor to any claim for damages. Landlord may at any time place on or about the Premises any ordinary "For Sale" and "For Lease" signs. Landlord and Landlord's agent shall have the right to enter the Premises at any time in the case of an emergency.

35.20 SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Premises or conduct any auction from the Premises without Landlord's prior written consent. Landlord's sign criteria is contained in **Exhibit "C"** attached hereto. Notwithstanding anything to the contrary contained in **Exhibit "C"**, Tenant shall not display, affix or maintain upon the glass panes and supports of the show windows or any doors or the exterior walls of the Premises, or anywhere within the Premises if the same is visible from outside the Premises, any sign, lettering, decoration, name, notice, insignia, trademark, trade name, descriptive material or any other such like item (each a "Sign"), except such signs as shall have been approved by Landlord as to size, type, color, location, nature and display qualities. Tenant shall upon request of Landlord immediately remove any Sign not approved by Landlord. If Tenant fails to remove any such Sign within 24 hours following notice from Landlord, then Landlord may enter upon the Premises to remove such Sign. Tenant shall not use any audible advertising medium that can be heard outside the Premises. Tenant shall not display or place or cause to be displayed or placed any handbills, bumper stickers or other advertising devices or Signs on any vehicle parked in the parking area of the Shopping Center, and Tenant shall not distribute or cause to be distributed any handbills or other advertising devices in the Shopping Center.

35.21 MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

35.22 AUTHORITY. If Tenant is a corporation, a limited liability company, partnership or other entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity, and that this

Lease is binding upon said entity in accordance with its terms. If Tenant is a corporation, a limited company, partnership or other entity, Tenant shall deliver to Landlord, upon Tenant's execution of this Lease, evidence reasonably satisfactory to Landlord of the authority of the person(s) signing this Lease on behalf of Tenant to do so and that Tenant has approved entering into this Lease. Such evidence may include a certified copy of a resolution of the Board of Directors or members or partners of said entity authorizing or ratifying the execution of this Lease by a specific person(s) or other similar evidence. ~~In the absence of such evidence, the individual(s) executing this Lease guarantees payment and full performance of this Lease.~~

35.23 NSF CHECKS. There will be a $50.00 service charge payable to Landlord on all NSF checks, which charge shall be in addition to, and not in substitution for, any late charges and interest due hereunder.

36. RENEWAL OPTION PROVISION

Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have **two (2)** options to renew this Lease for a term of **five (5) years**, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

If Tenant elects to exercise said option then Tenant shall provide Landlord with written notice no earlier than the date which is 180 days prior to the expiration of the then current term of the Lease but no later than the date which is 90 days prior to the expiration of the then current term of this Lease except that the Monthly Base Rental in effect at the expiration of the then current term of the Lease shall be increased, as set forth herein commencing on the first day of the new renewal term. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease. The notice shall be given in the manner provided in the Lease for the giving of notices to Landlord.

The Monthly Base Rental in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the same rental market as of the date the renewal term is to commence. Landlord shall advise Tenant of the new Monthly Base Rental for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Monthly Base Rental may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. Neither party to the Lease shall have the right to have a court or third party set the Annual Rent and in no event shall the Monthly Base Rental for any option period be less than the Monthly Base Rental in the preceding period.

In the event Tenant exercises its option pursuant to the provisions provided for herein, a renewal document will be prepared and executed by both Tenant and Landlord defining the terms and conditions of the renewal period.

~~This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth~~

JR

~~above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.~~

37. CONTINGENCY. This Lease is contingent upon the successful termination of the existing lease for the Premises dated August 4, 1993 by and between Southrim Properties, LLC, a Delaware limited liability company and Purrfect Auto Service, Inc.

38. RESTRICTIONS. The Premises shall be subject to the following restrictions: (i) there shall be no motor vehicle storage on the Premises; (ii) there shall be no motor vehicles parked outside the boundaries of the Premises which are to be serviced or which have been serviced by Tenant except to the extent permitted in Section 6.1 (a); (iii) motor vehicles shall not be worked on outside of the building located on the Premises at any time; (iv) there shall be no underground storage tanks placed on the Premises at any time; (v) all used oil collected as a result of services performed by Tenant or by a substitute operator shall be transported by disposers licensed by the State of Nevada to do so.

The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

TENANT

DREWS AUTO, INC.
a Nevada corporation
DBA: Auto Tech

By: [signature]
Drew A. Paras
Its: President
Date: 6/7/99

LANDLORD:

SOUTHRIM PROPERTIES, LLC
a Delaware limited liability company

By: FLATIRON PROPERTY CORP.
Its: Managing member

By: [signature]
Bradley A. Settleman
Its: Vice President
Date: 6/14/99

(initials) RAS

Second Amendment to Shopping Center Lease

This agreement is entered into this 15th day of May 2009 by and between Kaufman Boulder Marketplace, a Delaware Limited Liability Company (Landlord) and MK Automotive, Inc, a Nevada Corporation (Tenant).

Recitals:

1. Southrim Properties, LLC, a Delaware Limited Liability Company, ("Landlord's Predecessor in Interest") and Tenant, entered into a written lease agreement dated April 27, 1999 (the "Lease") for the lease of that certain premises located at 704 South Boulder Highway; Henderson, Nevada (the "Premises").
2. Landlord purchased the Shopping Center from Landlord's Predecessor in Interest on March 1, 2005.

Landlord and Tenant desire by this Amendment to extend the term of the Lease and to amend certain aspects of the Lease as hereinafter provided:

1. Lease is hereby extended. The new expiration date is July 31, 2012.
2. Effective July 12, 2009 the Minimum Monthly Rent shall be amended to the greater of twelve and on half percent (12½%) of the gross sales as described on Exhibit 'A' hereafter attached or six thousand dollars ($6,000.00)
3. Effective July 12, 2009 the rental amount shall include all Common Area Maintenance charges.
4. Tenant acknowledges that this "extension" period will be governed by all the terms and conditions set forth in the afore mentioned lease and any prior amendments (if any).
5. By countersigning this document Landlord acknowledges receipt of the Tenant's notice to extend.
6. Landlord is currently involved in a commercial subdivision of the subject property isolating the subject premise. At such time as Landlord offers the premise for sale Tenant is granted the right of first refusal to purchase, subject to consent and approval by the lender. The purchase price shall be the fair market value with a minimum of seven hundred fifty thousand dollars ($750,000.00) and a maximum of one million fifty thousand dollars ($1,050,000).
7. The fair market value for the Premises shall be established by appraisal. Tenant shall, at Tenant's sole cost and expense and in writing, provide Landlord with an appraisal of the fair market value for the Premises as prepared by an appraiser selected by Tenant ("Tenant's Appraisal"). Upon receipt of Tenant's Appraisal, Landlord shall have 15 days in which to notify Tenant in writing that Landlord accepts or rejects Tenant's Appraisal. If Landlord fails to respond in writing during such 15-day period, Landlord shall be deemed to have accepted Tenant's Appraisal. If Landlord timely rejects Tenant's Appraisal, then Landlord shall, at Landlord's sole cost and expense shall provide Tenant with a written appraisal of the fair market value for the Premises as prepared by an appraiser selected by Landlord ("Landlord's Appraisal"). Upon receipt of Landlord's Appraisal, Tenant shall have 15 days in which to notify

Landlord in writing that Tenant accepts or rejects Landlord's Appraisal. If Tenant fails to respond in writing during such 15-day period, Tenant shall be deemed to have accepted Landlord's Appraisal. If Tenant accepts Landlord's Appraisal, then Tenant's Appraisal shall be of no further force and effect and the fair market value for the If Tenant timely rejects Landlord's Appraisal, Landlord and Tenant shall jointly instruct their respective appraisers to appoint a third appraiser (the "Third Appraiser") within 10 days. The Third Appraiser shall render his or her written appraisal of the fair market value for the Premises within 15 days after his or her appointment. The average of the three appraisals shall be conclusively considered to be the fair market value for the Premises; provided, however, that if the lowest appraisal and/or the highest appraisal are/is more than 10% lower and/or higher than the middle appraisal, then such lowest and/or highest appraisal shall be disregarded. If only one appraisal is disregarded, the average of the remaining two shall be the fair market value for the Premises. If both the lowest and highest appraisals are disregarded, the middle appraisal shall be the fair market value for the Premises.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above-written.

LANDLORD:

Kaufman Boulder Marketplace

By:____________________

TENANT:

MK Automotive, Inc

By:____________________

mike murphy, Pres.

Exhibit A

Percentage Rent. Tenant shall pay to Landlord as Additional Rent an amount equal to Twelve and one half percent (12½%) of the amount of Tenant's Gross Sales made in and upon the premises from each month or partial month of the Term commencing July 12 of this Lease in excess of the "Break Point" as defined below.

The Break Point after which percentage rent is payable is defined as six hundred thousand dollars ($600,000) in gross revenue for the preceding 12 months, exclusive of sales taxes collected.

On or before January 15th, and July 15th of each year, Tenant shall submit to Landlord a statement in writing, certified by Tenant to be correct, showing the total Gross Sales made in, upon or from the Premises during the preceding six (6) month period. A check in the amount of any Percentage Rent due shall accompany the certified statement. Gross Sales shall mean any and all sales of any kind whatsoever made from or as a result of the Premises, less all returns and refunds excluding sales taxes collected.

Tenant maintains full, complete and accurate records of its daily Gross Sales using point of sale software. Landlord shall have the right at all times, upon reasonable notice, during regular business hours to examine and inspect the records of Tenant. Tenant shall make available via email sales reports directly from its point of sale software for any time period requested by landlord. If it is determined that the Gross Sales reported to Landlord by Tenant are greater than 3% inaccurate, Tenant shall pay Landlord the correct amount of Percentage Rent or $1,000.00 whichever is the greater.

It is acknowledged by tenant that sales in one six month period as defined above are a reasonable approximation for the next 6 months. If it is reasonable to project additional percentage rent to be due for the coming 6 months, tenant will make estimated payments monthly during the period such that any percentage due on the 15th of the month following will be nominal.

LANDLORD:

Kaufman Boulder Marketplace

By:____________________

TENANT:

MK Automotive, Inc

By:____________________

mike murphy, PRES.